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                                                             Exhibit 4.b



                                                        Executed in 8 Parts
                                                     Counterpart No. (    )



                         NATIONAL MUNICIPAL TRUST
                           Multistate Series 64

                         REFERENCE TRUST AGREEMENT


          This reference Trust Agreement dated            , 19   among
Prudential Securities Incorporated as Depositor, United States Trust
Company of New York, as Trustee, and Kenny Information Systems, Inc., as Evaluator, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "National Municipal Trust, Trust Indenture and Agreement" (the "Basic Agreement") dated September 6, 1989 as amended. Such provisions as are incorporated by reference constitute a single instrument (the "Indenture").

                             WITNESSETH THAT:

          In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, and the Evaluator agree as follows:

                                  Part I

                  STANDARD TERMS AND CONDITIONS OF TRUST

          Subject to the provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument except that the Basic Agreement is hereby amended in the following manner:

     (a) Article I, entitled "Definitions" shall be amended to add the following numbered paragraphs and renumber the succeeding paragraphs accordingly:

               "(1) "Additional Bonds" shall mean such Bonds (as defined herein) as are listed in schedules of a Supplemental Reference Trust Agreement and which are deposited in connection with an increase in the number of Units initially specified in a Reference Trust Agreement."
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               "(2) "Additional Deposited Units" shall mean such
          Deposited Units (as defined herein) as are listed in schedules of a Supplemental Reference Trust Agreement and which are deposited in connection with an increase in the number of Units initially specified in a Reference Trust Agreement."

               "(3) "Additional Securities" shall mean such Securities (as defined herein) as are listed in schedules of a Supplemental Reference Trust Agreement and which are deposited in connection with an increase in the number of Units initially specified in a Reference Trust Agreement.
          "Additional Securities" may consist of "Additional Bonds" and/or "Additional Deposited Units."

               "(4) "Additional Units" shall mean such Units (as defined herein) as are issued in respect of Additional Securities."

               "(31) "Supplemental Reference Trust Agreement" shall mean a document pursuant to which Additional Units are deposited in connection with an increase in the number of Units initially specified in a Reference Trust Agreement."

          and to insert the following language in renumbered paragraph (6) defining "Bonds" after each reference to Reference Trust
          Agreement:

               "and Supplemental Reference Trust Agreements"

          and to replace the last word in renumbered paragraph (6) defining "Bonds" with the word "relate"

          and to insert the following language in renumbered paragraph (10) defining "Contract Bonds" after the reference to Reference Trust Agreement and redesignate the subsequent clause accordingly:

               "(ii) Bonds listed in schedules of Supplemental
               Reference Trust Agreements"

          and to add the following language to the end of renumbered paragraph (27) defining "Securities":

               "deposited in trust and listed on a schedule attached to the Reference Trust Agreement or on any schedule of a Supplemental Reference Trust
               Agreement."

          and to add the following language to the end of renumbered paragraph (35) defining "Unit":


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               "hereof and increased by the number of Additional
               Units created pursuant to Section 2.05 hereof."

     (b) Article II, entitled "Deposit of Securities; Acceptance of Trust; Issuance of Units; Form of Certificates", shall be amended to add a new Section 2.05 entitled "Deposit of Additional Securities" to read as follows:

               "From time to time and in the discretion of the Depositor, the Depositor may make deposits of Additional Securities duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form (or contracts to purchase Additional Securities and cash or an irrevocable letter of credit in an amount necessary to consummate the purchase of any Additional Securities pursuant to such contracts ("Additional Contract Securities")) and Cash (as defined below), if Cash is an asset of the Trust immediately prior to the supplemental deposit, provided that each deposit of Additional Securities and Cash, if any, deposited during the 90-day period following the first deposit of Securities in the Trust shall replicate, to the extent practicable as hereinafter provided, the Securities (including Contract Bonds) and shall exactly replicate Cash (other than Cash to be distributed only to the Sponsor or in respect of Units issued and outstanding prior to the deposit) held in the Trust immediately prior to each such deposit; and, provided further that each deposit of Additional Securities and Cash, if any, subsequent to such 90-day period shall exactly replicate the Securities (including Contract Bonds) and Cash (other than Cash to be distributed only to the Sponsor or in respect of Units issued and outstanding prior to the deposit) held in the Trust immediately prior to each such deposit. For purposes of this Section 2.05 Cash means cash on hand in the Trust and/or cash receivable by the Trust as of the date of the supplemental deposit in respect of a coupon date which has occurred on or before the date of such supplemental deposit, reduced by payables and accrued expenses on such date, but shall not include cash received on any Security which is allocable to the amount paid to the Unit Holders of record on the first settlement date for the Trust.



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                    Accordingly, for a deposit subsequent to the
               90-day period following the first deposit of
               Securities:

                    (l) Any Additional Bonds included in a deposit shall be identical to Bonds held in the Trust immediately prior to the deposit and in face amounts such that (i) the face amount of Additional Bonds of a particular issue included in a deposit divided by
               (ii) the aggregate of the face amounts of all Additional Bonds included in the deposit results in a fraction which is the same as the fraction resulting from division of (iii) the aggregate face amount of the Bonds of the same issue held in the Trust divided by (iv) the aggregate face amount of all Bonds held in the Trust immediately prior to the deposit;

                    (2) Any deposit of Additional Securities shall be accompanied by Cash in an amount bearing the same ratio to the aggregate face amount of all Additional Bonds in the deposit as the Cash held in the Trust immediately prior to the deposit bears to the aggregate face amount of all Bonds held in the Trust immediately prior to the deposit, exclusive of Cash held in the Trust and designated for distribution only to the Sponsor or with respect to Units issued and outstanding prior to the deposit; and

                    (3) Any Additional Deposited Units included in a deposit shall be identical with Deposited Units then held in the Trust and shall be in numbers determined by multiplying the number of Deposited Units with respect to a particular prior series of the National Municipal Trust held in the Trust immediately prior to the deposit by the fraction obtained by dividing the face amount of all Additional Bonds included in the deposit by the face amount of all Bonds included in the Trust immediately prior to the deposit;

               and for a deposit during the 90-day period following the first deposit of Securities in the Trust, the rules stated in paragraphs (1), (2) and (3) of this
               Section 2.05 shall apply except that any Additional Securities (including Additional Contract
               Securities) need be only substantially similar (rather than identical to) Securities held in the Trust immediately prior to the deposit and the proportionality requirements need be met only to the
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               extent practicable.  Without limiting the generality
               of the phrase "to the extent practicable", if the Depositor specifies a minimum face amount of a Bond or minimum number of Deposited Units with respect to a particular trust to be included in a deposit and such minimum requirement cannot be met or if a Security identical to a Security held in the Trust is not readily obtainable, substitution of other substantially similar Securities (including Securities of an issue originally deposited) in order to meet the foregoing proportionality requirements shall be considered as a meeting of such requirements "to the extent practicable".

               Each deposit of Additional Securities shall be listed in and made in accordance with a Supplementary Schedule to the Reference Trust Agreement stating the date of such deposit and the number of Additional Units being issued therefor. The execution by the Depositor in connection with the deposit of Additional Securities of a Supplementary Schedule to the Reference Trust Agreement shall constitute the approval by the Depositor as satisfactory in form and substance of the contracts to be entered into or assumed by the Trustee with regard to any Additional Securities listed on such Supplementary Schedule and authorization to the Trustee on behalf of the Trust to enter into or assume such contracts and otherwise to carry out the terms and provisions thereof or to take other appropriate action in order to complete the deposit of the Additional Securities covered thereby into the Trust."

     (c) Article III, entitled "Administration of Trust", shall be amended as follows:

          (i) section 3.05 Distribution shall be amended by replacing "$1.00" with "$5.00" in the first and last sentences of the third paragraph; and

          (ii) section 3.14 Replacement Bond shall be amended by deleting from part (vi) of the second sentence the words "in the category A or better" and inserting after the word "organization" the words "in the same category as the Contract Bond which it replaces".

     (d) Article VI, entitled "Trustee", section 6.01 General Definition of Trustee's Liabilities, Rights and Duties shall be amended as follows:
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          (i)  Section 6.01(g) shall be amended by deleting the word
               "originally"

          (ii) Section 6.01(g) shall be amended by inserting the phrase "including supplemental deposits, if any, of Securities in the Trust" after the first reference to "Trust".

     (e) Article IX, entitled Additional Covenants; Miscellaneous Provisions", Section 9.01 Amendments shall be amended as follows:

          (i)  To add the following phrase after the word "Indenture" in
               (1):

               "except as the result of the deposit of Additional
               Securities, as herein provided"

          (ii) To add the following phrase after the word "Bonds" in (2):

               "except in the manner permitted by the Indenture as in effect on the first deposit of Securities".

     (f) Reference to Standard & Poor's Corporation in their capacity as Evaluator is replaced by Kenny S&P Evaluation Services, a division of Kenny Information Systems, Inc., throughout the Basic Agreement.

     (g) Reference to Prudential-Bache Securities Inc. in their capacity as Sponsor is replaced by Prudential Securities Incorporated throughout the Basic Agreement.

                                  Part II

                   SPECIAL TERMS AND CONDITIONS OF TRUST

          The following special terms and conditions are hereby agreed to:

          (a)  The Trust is denominated National Municipal Trust,
               Multistate Series 64.

          (b)  The interest-bearing obligations listed in Schedules A, B
               C, D, E and F hereto are those which, subject to the terms of this Indenture, have been or are to be deposited in trust under this Indenture.

          (c)  The term "Depositor" shall mean Prudential Securities
               Incorporated.

          (d)  The aggregate number of Units referred to in Sections 2.03
               and 9.01 of the Basic Agreement is    for the California Trust,
                   for the Florida Trust,    for the New Jersey Trust,    for
               the New York Trust,    for the Pennsylvania Trust and
               for the Texas Trust.
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          (e)  A Unit is hereby declared initially equal to      for the
               California Trust,    for the Florida Trust,    for the
               New Jersey Trust,    for  the New York Trust,    for the
               Pennsylvania Trust and    for the Texas Trust.

          (f)  The term "First Settlement Date" shall mean          , 199 .

          (g) For the California, Florida Trust, New Jersey, New York, Pennsylvania and Texas Trusts, the term "Computation Date"
               shall mean         10, 199 ,         10, 199 ,
                           10, 199 ,         10, 199 ,         10, 199 ,
                           10, 199 .

          (h) For the California, Florida Trust, New Jersey, New York, Pennsylvania and Texas Trusts, the term "Distribution Date"
               shall mean         10, 199 ,         10, 199 ,
                           10, 199 ,         10, 199 ,         10, 199 ,
                           10, 199 .

          (i) For the California, Florida Trust, New Jersey, New York, Pennsylvania and Texas Trusts, the term "Monthly Record Date"
               shall mean the tenth day of each month commencing         10,
               199 ,         10, 199 ,         10, 199 ,         10, 199 ,
                     10, 199 ,        10, 199 .

          (j) For the California, Florida Trust, New Jersey, New York, Pennsylvania and Texas Trusts, the term "Semi-annual Record Date" shall mean the tenth day of July and January of each
               year commencing         10, 199 ,         10, 199 ,
                       10, 199 ,         10, 199 ,       10, 199 ,
                       10, 199 .

          (k) For the California, Florida Trust, New Jersey, New York, Pennsylvania and Texas Trusts, the term "Monthly Distribution Date" shall mean twenty-fifth day of each month following a
               Monthly Record Date commencing         10, 199 ,
                     10, 199 ,         10, 199 ,         10, 199 ,
                     10, 199 ,         10, 199 .

          (l) For the California, Florida Trust, New Jersey, New York, Pennsylvania and Texas Trusts, the term "Semi-annual Distribution Date" shall mean the twenty-fifth day of each month following each Semi-annual Record Date commencing
                     10, 199 ,         10, 199 ,         10, 199 ,
                     10, 199 ,         10, 199 ,         10, 199 .

          (m) Each Trust will terminate on the date of maturity, redemption, sale or other disposition of the last Security held in the Trust.
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          (n)  For the California, Florida Trust, New Jersey, New York,
               Pennsylvania and Texas Trusts, the first distribution to both monthly and semi-annual Unit Holders will be a
               distribution in the amount of $    , $    , $    , $    ,
               $    , $    , respectively.

          (o) For purposes of this Series -- National Municipal Trust, Multistate Series 64 -- the form of Certificate set forth in this Indenture shall be appropriately modified to reflect the title of this Series and such of the Special Terms and Conditions of Trust set forth herein as may be appropriate.

          (p) For the California, Florida Trust, New Jersey, New York, Pennsylvania and Texas Trusts, the Sponsor's Annual Portfolio
               Supervision Fee shall be a maximum of $     , $     , $     ,
               $     ,$     , $     , per $1,000 principal amount of underlying
               Bonds for each Trust, respectively.

          (q) For the California, Florida Trust, New Jersey, New York, Pennsylvania and Texas Trusts, the Trustee's Annual Fee as set forth in the Indenture in Section 6.04 shall be
               $     , $     , $     ,$     ,$     , $     per $1,000
               principal amount of Bonds under the monthly distribution option for each Trust, respectively.

          (r) The term "Insurer" may mean AMBAC Indemnity Corporation ("AMBAC"), Capital Markets Assurance Corporation ("CapMAC"), Capital Guaranty Insurance Company ("Cap. Gty."), Connie Lee Insurance Co. ("Connie Lee"), Financial Guaranty Insurance Company ("FGIC"), Financial Security Assurance ("FSA") Municipal Bond Insurance Association ("MBIA") and/or Municipal Bond Investors Assurance Corporation ("MBIAC").

          [Signatures and acknowledgments on separate pages]